Exhibit 24.1

PPL CORPORATION

POWER OF ATTORNEY

WITH RESPECT TO:

DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN REGISTRATION STATEMENT

The undersigned directors of PPL Corporation, a Pennsylvania corporation, do hereby appoint each of Vincent Sorgi, Joseph P. Bergstein, Jr., Joanne H. Raphael, Jennifer L. McDonough and W. Eric Marr, and each of them, their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution:

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to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under provisions of the Securities Act of 1933, as amended, a registration statement or registration statements for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of shares of common stock, par value $.01 per share, of PPL Corporation to be issued under the PPL Corporation Direct Stock Purchase and Dividend Reinvestment Plan, and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement or registration statements, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith.

The undersigned hereby grant to each said attorney full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capacities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of each of the said attorneys.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 18th day of February, 2021.

/s/ Arthur P. Beattie Arthur P. Beattie	/s/ William H. Spence William H. Spence

/s/ John W. Conway John W. Conway	/s/ Natica von Althann Natica von Althann

/s/ Steven G. Elliott Steven G. Elliott	/s/ Keith H. Williamson Keith H. Williamson

/s/ Venkata Rajamannar Madabhushi Venkata Rajamannar Madabhushi	/s/ Phoebe A. Wood Phoebe A. Wood

/s/ Craig A. Rogerson Craig A. Rogerson	/s/ Armando Zagalo de Lima Armando Zagalo de Lima